UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2021

Brilliant Earth Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40836	87-1015499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
300 Grant Avenue, Third Floor
San Francisco, California 94108
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (800) 691-0952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common Stock, $0.0001 par value per share	BRLT	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Notice of Early Lock-Up Release Date

Brilliant Earth Group, Inc. ( the “Company”) today announced the early lock-up release date for certain shares of the Company’s Class A common stock (the “Shares”) under the terms of lock-up agreements entered into by the Company’s directors, executive officers, and holders of substantially all of the Company’s then-outstanding equity securities with the underwriters of the Company’s initial public offering (the “IPO”).

Subject to certain exceptions, the lock-up agreements restrict the ability of shareholders subject to them to sell or transfer any shares of the Company’s capital stock until the earlier of (i) 180 days after September 22, 2021 and (ii) the second full trading day following the Company’s second public release of financial results following September 22, 2021 (the period ending on the earlier of (i) and (ii), the “Lock-Up Period”). Under the lock-up agreements, the restrictions would end early for 15% of the shares held by the Company’s directors, officers, and entities affiliated with the Company, and for 25% of the shares held by all other shareholders subject to the lockup agreement if certain share price and other conditions are met. The conditions were satisfied on November 26, 2021.

With the conditions satisfied, the early release will occur on December 7, 2021. As a result, the Company estimates that up to approximately 0.7 million shares of the Company’s Class A common stock will become eligible for sale in the public market at the open of trading on December 7, 2021, subject to applicable restrictions under the Securities Act of 1933, as amended, including Rule 144 and Rule 701. Given that the Company has not been subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934 for at least 90 days, approximately 12.4 million shares of the Company’s Class A common stock that would become eligible under the lockup agreements for sale in the public market on December 7, 2021 that are held by the Company’s directors, officers, and entities affiliated with the Company will not be tradable pursuant to Rule 144 until at least December 22, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRILLIANT EARTH GROUP, INC.

Date: December 2, 2021	By:	/s/ Jeffrey Kuo
Jeffrey Kuo
Chief Financial Officer